Exhibit 1(h)

                     AMENDMENT NO. 4 TO DECLARATION OF TRUST
                       OF QUANTITATIVE MASTER SERIES TRUST

      The undersigned Secretary of Quantitative Master Series Trust (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 10.4(c) of the Trust's Declaration of Trust dated August 28, 1996 (the "Declaration of Trust"), as amended from time to time, that the following amendment was duly adopted by the unanimous vote of the Trustees on August 1, 2000.

      Section 5.2 of the Declaration of Trust is hereby amended to add the name of the following series of the Trust: Master Extended Market Index Series.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust on October 4, 2000.

                                                    /s/ Ira P. Shapiro
                                                    ----------------------------
                                                    Ira P. Shapiro
                                                    Secretary